UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Effective June 28, 2013, Ronald Linares resigned from the Board of Directors (the “Board”) of Mobivity Holdings Corp. (the “Company”).

(d)           Effective July 1, 2013, the Board elected Peter Brodsky to fill one of the existing vacancies on the Company’s Board.  He has also been elected as a member of the Company’s Compensation Committee.

Since 2011 Mr. Brodsky has been a partner at HBC Investments, a private equity firm located in Dallas, Texas, that specializes in investments of middle-market companies.  Prior to joining HBC Investments, from 1995 to December 2010, Mr. Brodsky was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2001. While at Hicks Muse/HM Capital, Mr. Brodsky was active in sourcing, executing, overseeing and/or exiting numerous transactions, valued in excess of $2.5 billion. Beginning in 2004, Mr. Brodsky was responsible for Hicks Muse/HM Capital's investments in the media and communications industries and served on the firm's Investment Committee, which was responsible for all investment decisions of the firm. Mr. Brodsky currently serves on the board of directors of LIN Media Corporation (NYSE: TVL), a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations in 17 U.S. markets, an interactive television station and niche web sites, mobile platforms, performance-based local and national advertising solutions, and other digital services. Mr. Brodsky also serves on several non-profit Boards, including: KIPP: Dallas-Fort Worth, a high-performing charter school group, where he serves as Chairman; AT&T Performing Arts Center, the owner and operator of Dallas' premier arts performance venues; and Greenhill School, an co-educational independent school serving children in pre-kindergarten through 12th grade. Mr. Brodsky previously served on the boards of: Unitek Global Services (NASDAQ: UNTK), a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries; and MaineToday Media, Maine's largest media company.

Mr. Brodsky received a Bachelor of Arts degree from Yale University in 1992.

Mr. Brodsky was granted 10-year options to purchase 100,000 shares of common stock of the Company at $.41 per share that vest at the rate of 1/3 per year over a three-year period.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY CORP.

July 5, 2013	By:	/s/ Dennis Becker Dennis Becker, Chief Executive Officer